As filed with the Securities and Exchange Commission on June 16, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Regeneron Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	13-3444607
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

777 Old Saw Mill River Road
Tarrytown, NY 10591-6707
(Address of Principal Executive Offices) (Zip Code)

Second Amended and Restated Regeneron Pharmaceuticals, Inc.
2014 Long-Term Incentive Plan
(Full Title of the Plan)

Joseph J. LaRosa, Esq.

Executive Vice President, General Counsel and Secretary

Regeneron Pharmaceuticals, Inc.

777 Old Saw Mill River Road

Tarrytown, New York 10591-6707

(914) 847-7000

(Name, Address, including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David J. Goldschmidt, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer  ☒

Accelerated filer  ☐

Non-Accelerated filer ☐

Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	12,000,000	$601.41	$7,216,920,000	$936,756.22

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers, in addition to the number of shares stated above, an indeterminate number of additional shares of Common Stock, par value $0.001 per share (“Common Stock”), of the Registrant which may become issuable under the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan in connection with certain corporate transactions or events, including any recapitalization, reorganization, merger, consolidation, spin-off, stock dividend, stock split, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices per share of Common Stock as reported on the Nasdaq Global Select Market on June 12, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Regeneron Pharmaceuticals, Inc. (“Regeneron,” the “Company,” or the “Registrant”) to register an additional 12,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), issuable under the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. The Shares are being registered in addition to the 12,000,000 shares of Common Stock previously registered pursuant to the Company’s Registration Statement on Form S-8 (Registration No. 333-196799) filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2014, as amended by Post-Effective Amendment No. 1 filed with the Commission on September 17, 2014 (as so amended, the “First Registration Statement”), the 4,485,333 shares of Common Stock previously registered pursuant to the Company’s Registration Statement on Form S-8 (Registration No. 333-198794) filed with the Commission on September 17, 2014 (the “Second Registration Statement”), and the 12,000,000 shares of Common Stock previously registered pursuant to the Company’s Registration Statement on Form S-8 (Registration No. 333-218669) filed with the Commission on June 12, 2017 (the “Third Registration Statement” and, together with the First Registration Statement and the Second Registration Statement, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein and made part hereof, except as amended hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Reference is made to the Exhibit Index below filed as part of this Registration Statement. Each such exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenburgh, State of New York, on June 16, 2020.

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Leonard S. Schleifer
Leonard S. Schleifer, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Leonard S. Schleifer, Robert E. Landry, Christopher R. Fenimore, and Joseph J. LaRosa as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ LEONARD S. SCHLEIFER	President and Chief Executive Officer, Director (Principal Executive Officer)	June 16, 2020
Leonard S. Schleifer, M.D., Ph.D.
/s/ ROBERT E. LANDRY	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	June 16, 2020
Robert E. Landry

/s/ Christopher R. Fenimore	Vice President, Controller (Principal Accounting Officer)	June 16, 2020
Christopher R. Fenimore

/s/ GEORGE D. YANCOPOULOS	President and Chief Scientific Officer, Director	June 16, 2020
George D. Yancopoulos, M.D., Ph.D.

/s/ P. ROY VAGELOS	Chairman of the Board	June 16, 2020
P. Roy Vagelos, M.D.

/s/ BONNIE L. BASSLER	Director	June 16, 2020
Bonnie L. Bassler, Ph.D.

/s/ MICHAEL S. BROWN	Director	June 16, 2020
Michael S. Brown, M.D.

/s/ N. ANTHONY COLES	Director	June 16, 2020
N. Anthony Coles, M.D.

/s/ JOSEPH L. GOLDSTEIN	Director	June 16, 2020
Joseph L. Goldstein, M.D.

/s/ CHRISTINE A. POON	Director	June 16, 2020
Christine A. Poon

/s/ ARTHUR F. RYAN	Director	June 16, 2020
Arthur F. Ryan

/s/ GEORGE L. SING	Director	June 16, 2020
George L. Sing

/s/ MARC TESSIER-LAVIGNE	Director	June 16, 2020
Marc Tessier-Lavigne, Ph.D.

/s/ HUDA Y. ZOGHBI	Director	June 16, 2020
Huda Y. Zoghbi, M.D.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation, as amended, of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 filed with the Commission on August 4, 2015).

4.2	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 21, 2016).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan.